UNSECURED INDEMNITY AGREEMENT

            THIS UNSECURED INDEMNITY AGREEMENT (the "Indemnity") is entered into as of the 14th day of November, 1997, by LAS VEGAS SANDS, INC., a Nevada corporation ("LVSI"), VENETIAN CASINO RESORT, LLC, a Nevada limited liability Indemnitor ("VCR") and GRAND CANAL SHOPS MALL CONSTRUCTION, LLC, a Delaware limited liability, ("GCCLLC") as joint and several indemnitors (each of LVSI, VCR and GCCLLC, "an Indemnitor" and collectively, the "Indemnitors"), to and for the benefit of GMAC Commercial Mortgage Corporation (the "Lender") and, to the extent not otherwise referenced, the Indemnified Parties (as hereinafter defined).

                              W I T N E S S E T H:

  A. Pursuant to that certain Credit Agreement, dated as of November 14, 1997, by and among the Indemnitors and Lender (the "Credit Agreement"), the Lender has agreed to provide Loans to Indemnitors, jointly and severally, in an aggregate amount and for purposes specified therein. Capitalized terms used herein, but not otherwise defined herein, shall have the meaning assigned to such terms in the Credit Agreement.

  B. The Obligations are secured by, among other things, (i) the Deeds of Trust, (ii) the Leasehold Deed of Trust and (iii) such other deeds of trust that may be entered into by Indemnitors for the benefit of Lender, (together with the Deed of Trust and the Leasehold Deed of Trust, the "Deeds of Trust"), which Deeds of Trust encumber the real property described in Exhibit "A" attached hereto (the "Real Property"), and the improvements now or hereafter constructed thereon (which improvements, together with the Real Property, shall hereinafter be referred to as the "Property"). The Credit Agreement, the Deeds of Trust and all other documents executed in connection with the Obligations are collectively referred to as the "Loan Documents."

  C. It is a condition of the Lender's entering into the Loan Documents that this Indemnity be executed and delivered by the Indemnitors, and the Lender is entering into the Loan Documents in reliance on this Indemnity.

  D. The obligations of the Indemnitors hereunder are unsecured obligations of the Indemnitors.

      NOW, THEREFORE, in consideration of the foregoing and other valuable consideration, the receipt of which is hereby acknowledged, the Indemnitors covenant and agree to and for the benefit of the Lender as follows:

      1.    Definitions.

            (a) "Claims" means any and all actual out-of-pocket costs incurred by an Indemnified Party (as defined below) (including, without limitation, reasonable attorneys' fees and expenses, which fees and expenses shall include, without limitation, fees and expenses of both outside and staff counsel), expenses, losses, damages, liabilities, fines, penalties, charges, injury to person, property, or natural resources, administrative and judicial proceedings and orders, injunctive relief, judgments, remedial action requirements and enforcement actions of any kind, arising directly or indirectly, in whole or in part, out of or attributable to (i) any breach or default by the Indemnitor in the performance of any of its obligations under paragraphs 3(a)-(d) hereof, or (ii) any Release (as defined below) or threatened Release, whether foreseeable or unforeseeable, arising prior to any release, reconveyance or foreclosure of either Deed of Trust (or following any such release, conveyance or foreclosure to the extent attributable to pre-existing conditions), or conveyance in lieu of foreclosure; and in each instance, regardless of when such Release, inaccuracy or breach is discovered and regardless of whether or not caused by or in the control of the Indemnitor, any employees, agents, contractors or subcontractors of the Indemnitor or any third persons. Without limiting the generality of the foregoing and for purposes of clarification only, Claims also include:

                  (i) actual out-of-pocket costs reasonably incurred by an Indemnified Party in connection with (x) determining whether the Property is in compliance with all applicable Hazardous Substances Laws (as hereinafter defined), (y) taking any necessary precautions to protect against any Release or threatened Release, or (z) any removal, remediation of any kind and disposal of any Hazardous Substances (as hereinafter defined), and

                  (ii) any repair of any damage to the Property or any other property caused by any such precautions, removal, remediation or disposal.

            The rights of the Indemnified Parties hereunder shall not be limited by any investigation or the scope of any investigation undertaken by or on behalf of the Lender in connection with the Property prior to the date hereof. Notwithstanding the foregoing, Claims shall exclude any Release caused by or resulting from the negligence or misconduct of any of the Indemnified Parties.

            (b) "Hazardous Substances" means and includes any flammable explosives, radioactive materials or hazardous, toxic or dangerous wastes, substances or related materials or any other chemicals, materials or substances, exposure to which is prohibited, limited or regulated by any federal, state, county, regional or local authority or which, even if not so regulated, may or could pose a hazard to the health and safety of the occupants of the Property or of property adjacent to the Property, including, but not limited to, asbestos, PCBs, petroleum products and byproducts (including, but not limited to, crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel, or any mixture thereof), substances defined or listed as "hazardous substances," "hazardous materials," "hazardous wastes" or "toxic substances" or similarly identified in, pursuant to, or for purposes of, any of the Hazardous Substances Laws, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act, as now or hereafter amended (42 U.S.C. Section 9601, et seq); the Hazardous Materials Transportation Act, as now or hereafter amended (49 U.S.C.
Section 1801, et seq); the Resource Conservation and Recovery Act, as now or hereafter amended (42 U.S.C. Section 6901, et seq); any so-called "Superfund" or "Superlien" law; or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material; or any substances or mixture regulated under the Toxic Substance Control Act of 1976, as now or hereafter amended (15 U.S.C.
Section 2601 et seq); and any "pollutant" under the Clean Water Act, as now or hereafter amended (33 U.S.C. Section 1251 et seq); and any hazardous air pollutant under the Clean Air Act (42 U.S.C. Section 7901 et seq), in each case as now or hereafter amended.

            (c) "Hazardous Substances Laws" means all federal, state and local environmental, health or safety laws, ordinances, regulations, rules of common law or policies


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

regulating Hazardous Substances, including, without limitation, those governing the generation, use, refinement, handling, treatment, removal, storage, production, manufacture, transportation or disposal of Hazardous Substances, as such laws, ordinances, regulations, rules and policies may be in effect from time to time and be applicable to the Property.

            (d) "Indemnified Parties" means the Lender, and the directors, officers, shareholders, agents, employees, participants, successors and assigns of the Lender, and shall also include any purchasers of all or any portion of the Property at any foreclosure sale and the initial purchaser following the consummation of any deed in lieu of foreclosure, but not including any other purchasers of the Property.

            (e) "Release" means any presence, use, generating, storing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of Hazardous Substances into the environment, or about, on, from, under, within or affecting the Property, or transported to or from the Property, including continuing migration of Hazardous Substances into or through soil, surface water or groundwater.

      2.    Environmental Indemnification by the Indemnitor.

            (a) The Indemnitors hereby agree to defend (with counsel reasonably approved by the Lender), indemnify and hold the Indemnified Parties harmless from and against, and shall reimburse the Indemnified Parties for, any and all Claims.

            (b) The Lender shall have the right to employ independent counsel to represent it in any action or proceeding to which this Indemnity is applicable if and to the extent that the Lender determines in good faith that its rights and interests may be compromised or not fully and adequately represented by legal counsel acting for the Indemnitors, whether on account of any potential defenses that the Indemnitors may have to its obligations under this Indemnity or otherwise, and in such event the reasonable fees and expenses of the Lender's independent counsel shall be paid by the Indemnitors.

            (c) The Indemnitors' obligations hereunder shall not be diminished or affected in any respect as a result of any notice or disclosure, if any, to, or other knowledge, if any, by, any Indemnified Party of any Release or threatened Release, or as a result of any other matter related to the Indemnitor's obligations hereunder, nor shall any Indemnified Party be deemed to have permitted or acquiesced in any Release or any breach of the Indemnitor's other obligations hereunder, solely because any Indemnified Party had notice, disclosure or knowledge thereof, whether at the time this Indemnity is delivered or at any time thereafter.

            (d) This Indemnity shall not be limited by any representation, warranty or indemnity of the Indemnitors made herein or in connection with any indebtedness secured by the Deeds of Trust, irrespective of whether the Indemnitors have knowledge as of the date of each Deed of Trust, or during the term of each Deed of Trust, of the matters to which such representation, warranty or indemnity relates.


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

      3.    Environmental Covenants

            (a) The Indemnitors shall not, nor shall the Indemnitors permit any tenants or other occupants of the Property to, at any time in the future, cause or permit a Release, except in compliance with applicable Hazardous Substances Laws.

            (b) The Indemnitors shall give prompt written notice to the Lender of any Pending Claims, or of any Proceedings.

            (c) The Indemnitors shall give prompt written notice to the Lender of the Indemnitors' discovery of any occurrence or condition on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Substances Laws including, without limitation, the Indemnitors' discovery of any occurrence or condition on the Property or on any real property adjoining or in the vicinity of the Property that could cause the Property or any part thereof to be classified as a hazardous waste property or border-zone property, or to be otherwise subject to any restrictions on the ownership, occupancy, transferability or use of the Property under any Hazardous Substances Laws.

            (d) In the event that any investigation, site monitoring, containment, cleanup, removal, restoration, precautionary actions or other remedial work of any kind or nature (hereinafter, "Remedial Work") is required under any applicable Hazardous Substances Law as a result of, or in connection with, any Release, suspected Release, or threatened Release, the Indemnitors shall within thirty (30) days after receipt of information that such Remedial Work is or may be required (or such shorter period of time as may be required under applicable law, regulation, order or agreement), commence the performance of, or cause to be commenced, and thereafter diligently prosecute to completion, the performance of all such Remedial Work in compliance with all applicable Hazardous Substances Laws. All Remedial Work shall be performed by one or more contractors, approved in advance in writing by the Lender, and under the supervision of a consulting engineer approved in advance in writing by the Lender, which consent shall not be unreasonably withheld. All costs and expenses of such Remedial Work shall be paid by the Indemnitors, including, without limitation, the charges of such contractor(s) and/or the consulting engineer, and the Indemnified Parties' reasonable attorneys' fees and costs, including, without limitation, fees and costs of both outside and staff counsel incurred in connection with monitoring or review of such Remedial Work. In the event the Indemnitors shall fail to timely commence, or cause to be commenced, or fail to diligently prosecute to completion, the performance of such Remedial Work, the Lender or any other Indemnified Party may, but shall not be required to, cause such Remedial Work to be performed and all costs and expenses thereof, or incurred in connection therewith, shall be deemed Claims hereunder.

      4.    Liability.

            (a) Notwithstanding any other provisions of this Indemnity or any of the Loan Documents, any liability of the Indemnitors hereunder shall be its personal liability (but such personal liability shall not be deemed to incorporate personal liability of its directors, officers, employees or agents), and may be asserted against its interest in the Property as well as against any and all of its other assets.


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

            (b) Without limiting the foregoing, the obligations of the Indemnitor hereunder shall survive the following events, to the maximum extent permitted by law: (i) repayment of the Obligations and any judicial or nonjudicial foreclosure under either Deed of Trust or conveyance in lieu of such foreclosure, notwithstanding that all or any portion of any other obligations secured by the such Deed of Trust shall have been discharged thereby, (ii) any election by any Indemnified Party to purchase all or any portion of the Property at a foreclosure sale by crediting all or any portion of the obligations secured by either Deed of Trust against the purchase price therefor (except to the extent and only to the extent that such Indemnified Party has specifically elected in writing in its sole discretion to credit against the purchase price any Claims hereunder which were liquidated in amount at the time of such foreclosure sale, it being presumed for these purposes that the obligations secured by such Deed of Trust shall be discharged by any such crediting in the order set forth in paragraph _____ of such Deed of Trust), (iii) any release or reconveyance of either Deed of Trust, any waiver of the lien of either Deed of Trust, or any release or waiver of any other security for the Obligations, and
(iv) any termination, cancellation or modification of the Credit Agreement, the Notes, either Deed of Trust or any other agreement relating to the Obligations. Upon and following the occurrence of any of the foregoing, the obligations of the Indemnitors hereunder shall be unsecured obligations, and shall be enforceable against the Indemnitors to the fullest extent permitted by applicable law.

            (c) The obligations of the Indemnitors hereunder are not intended to be the obligations of a surety or guarantor. The liability of the Indemnitors under this Indemnity shall in no way be limited or impaired by (i) any extensions of time for performance required by the Loan Documents; (ii) the accuracy or inaccuracy of any representations and warranties made by the Indemnitors in any of the Loan Documents; or (iii) the release of any person or entity from performance or observance of any of the agreements, covenants, terms, or conditions contained in any of the Loan Documents by operation of law or otherwise.

            (d) The rights and remedies of the Indemnified Parties under this Indemnity (i) shall be in addition to any other rights and remedies of such Indemnified Parties under any Loan Document or at law or in equity, and (ii) may be enforced by any of the Indemnified Parties, to the maximum extent permitted by law, without regard to or affecting any rights and remedies that such Indemnified Party may have under any Indenture Document or at law or in equity, and without regard to any limitations on such Indemnified Party's recourse for recovery of the Obligations as may be provided in any Indenture Document.

      5. Site Visits, Observation and Testing. The Lender and any of the other Indemnified Parties and their respective agents and representatives shall have the right at any reasonable time, and upon reasonable prior notice, to enter and visit the Property to make such inspections and inquiries as they shall deem appropriate, including inspections for violations of any of the terms of this Indemnity and for determining the existence, nature and magnitude of any past or present Release or threatened Release, and they shall also have the right, following any Event of Default as defined in the Credit Agreement, or where the Lender has a reasonable basis upon which to believe that the Property may be harmed, unsafe or contaminated, and upon reasonable prior notice, to enter and visit the Property to make such tests (including, without limitation, taking and removing soil or groundwater samples) as they shall deem appropriate. Neither the Lender nor any of the other Indemnified Parties have any duty, however, to visit or observe the Property or to conduct tests, and no site visit, observation or testing by the Lender or any other Indemnified Party shall impose any liability on the Lender or such other Indemnified Party. In no event shall any site visit, observation or testing by the Lender or any other Indemnified Party be a representation that Hazardous Substances


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

are or are not present in, on or under the Property, or that there has been or shall be compliance with any Hazardous Substances Laws or any other applicable governmental law. Neither the Indemnitor nor any other party is entitled to rely on any site visit, observation or testing by the Lender or any other Indemnified Party. Neither the Lender nor any of the other Indemnified Parties owe any duty of care to protect the Indemnitor or any other party against, or to inform the Indemnitor or any other party of, any Hazardous Substances or any other adverse condition affecting the Property. The Lender and any other Indemnified Party shall give the Indemnitors reasonable notice before entering the Property, and shall make reasonable efforts to avoid interfering with the Indemnitors' use of the Property in exercising any rights provided in this paragraph 5.

      6. Interest Accrued. Any amount claimed hereunder by an Indemnified Party not paid within thirty (30) days after written demand from such Indemnified Party with an explanation of the amounts claimed shall bear interest at a rate equal to the default rate applicable to Loans upon the occurrence and during the continuation of any Event of Default set forth in Section 2.2c of the Credit Agreement.

      7. Subrogation of Indemnity Rights. If the Indemnitor fails to fully perform its obligations hereunder, any Indemnified Party shall be entitled to pursue any rights or claims that the Indemnitor may have against any present, future or former owners, tenants or other occupants or users of the Property, any portion thereof or any adjacent or proximate properties, relating to any Claim or the performance of Remedial Work, and the Indemnitors hereby assign all of such rights and claims to the Indemnified Parties under such circumstances and shall take all actions required by the Indemnified Parties to cooperate with such Indemnified Parties in enforcing such rights and claims under such circumstances.

      8. Reliance. The Indemnitors acknowledge that it is making and giving the indemnities and representations and covenants contained in this Indemnity with the knowledge that the Lender is relying on such indemnities and representations and covenants in making the Loans to the Indemnitors.

      9. Successors and Assigns. This Indemnity shall inure to the benefit of each Indemnified Party's successors and assigns, and shall be binding upon the heirs, successors, and assigns of the Indemnitor. The Indemnitors shall not assign any rights or obligations under this Indemnity without first obtaining the written consent of the Lender, which may be given or withheld in the sole discretion of the Lender. Notwithstanding any other provision of this Indemnity to the contrary, the Indemnitors shall not be released from its obligations hereunder without obtaining the written consent of the Lender, which consent may be given or withheld in the sole discretion of the Lender. Nothing herein shall be deemed to be a consent to the transfer of the Property which transfer would be otherwise prohibited by any Document.

      10. Miscellaneous. This Indemnity shall be governed by and construed in accordance with the laws of the State of Nevada. If this Indemnity is executed by more than one person or entity, the liability of the undersigned hereunder shall be joint and several. Separate and successive actions may be brought hereunder to enforce any of the provisions hereof at any time and from time to time. No action hereunder shall preclude any subsequent action, and the Indemnitors hereby waive and covenant not to assert any defense in the nature of splitting of causes of action or merger of judgments. In no event shall any provision of this Indemnity be deemed to be a waiver of or to be in lieu of any right or claim, including, without limitation, any right of contribution or other right of


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

recovery, that any party to this Indemnity might otherwise have against any other party to this Indemnity under any Hazardous Substances Laws. If any term of this Indemnity or any application thereof shall be invalid, illegal or unenforceable, the remainder of this Indemnity and any other application of such term shall not be affected thereby. No delay or omission in exercising any right hereunder shall operate as a waiver of such right or any other right.

      11. Notices. All notices expressly provided hereunder to be given by the Indemnitors to the Lender and all notices and demands of any kind or nature whatsoever which the Indemnitors may be required or may desire to give to or serve on the Lender shall be in writing and shall be served by certified mail, return receipt requested, or by a reputable commercial overnight carrier that provides a receipt, such as Federal Express. Notice shall be addressed as follows:

            Lender: GMAC Commercial Mortgage Corporation 100 S. Wacker Dr. Suite 400
                                 Chicago, Illinois 60606
                                 Attn: Vacys Garbonkus
                                 Telecopy No:  (312) 845-8623

            with a copy to:      Altherimer & Gray
                                 10 S. Wacker Dr. Suite 4000
                                 Chicago, Illinois 60606
                                 Attn: Melvin K. Lippe
                                 Telecopy No:  (312) 715-4800

            The Indemnitor:      Las Vegas Sands, Inc.
                                 3355 Las Vegas Boulevard, South
                                 Room 1A
                                 Las Vegas, Nevada  89109
                                 Attn: General Counsel
                                 Telecopy No:  (702) 733-5499

            with a copy to:      Paul, Weiss, Rifkind, Wharton & Garrison
                                 1285 Avenue of the Americas, 24th Floor
                                 New York, New York,  10019
                                 Attn: Harris B Fredius, Esq.
                                 Telecopy No:  (212) 757-3990

      12. Attorneys' Fees and Expenses. If the Lender refers this Indemnity or any of the other Loan Documents to an attorney to enforce, construe or defend the same, as a consequence of any Event of Default as defined in the Indenture, with or without the filing of any legal action or proceeding, the Indemnitors shall pay to the Lender, immediately upon demand, the amount of all attorneys' fees and costs incurred by the Lender in connection therewith, together with interest thereon from the date of award at a rate equal to the default rate applicable to Loans upon the occurrence and during the continuation of any Even of Default set forth in Section 2.2C of the Credit Agreement.


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

      IN WITNESS WHEREOF, this Indemnity is executed as of the day and year first above written.

                                        The Indemnitor:

                                        LAS VEGAS SANDS, INC.

                                        By: /s/ William P. Weidner
                                            ----------------------
                                              Name:  William P. Weidner
                                              Title: President

                                        VENETIAN CASINO RESORT, LLC

                                        BY:   LAS VEGAS SANDS, INC.,
                                              as managing member

                                        By: /s/ William P. Weidner
                                            ----------------------
                                              Name:  William P. Weidner
                                              Title: President

                                        GRAND CANAL SHOPS MALL CONSTRUCTION, LLC

                                        BY:   VENETIAN CASINO RESORT, LLC,
                                              as sole member

                                              BY:   LAS VEGAS SANDS, INC.,
                                                    as managing member

                                        By: /s/ William P. Weidner
                                            ----------------------
                                              Name:  William P. Weidner
                                              Title: President


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